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                                                                     Exhibit 4.1


Number

 WW


[CORPORATE SEAL]


American Bank Note Company


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
CLASS A COMMON STOCK             [GRAPHIC]                  CLASS A COMMON STOCK
Organized under the laws
of the State of Connecticut                                 PAR VALUE $ .01

                                                            Shares

This Certificate is transferable in                         See reverse for certain definitions
Canton, MA, Jersey City, NJ
or New York, NY
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                        TRAVELERS PROPERTY CASUALTY CORP.

THIS CERTIFIES THAT                                            CUSIP 89420G 10 9



IS THE OWNER OF

         FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK OF

Travelers Property Casualty Corp.,transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and of the Bylaws, as amended, copies of which are on file in the office of the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

 COUNTERSIGNED AND REGISTERED:                        Dated:

EQUISERVE TRUST COMPANY, N.A.

                                 TRANSFER AGENT AND
BY                               REGISTRAR

/s/ Stephen Cesso
                                 AUTHORIZED OFFICER


/s/ James M. Michener


Secretary

/s/ Robert I. Lipp

Chairman of the Board
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                        TRAVELERS PROPERTY CASUALTY CORP.

                  THE COMPANY WILL FURNISH TO ANY SHAREHOLDER ON REQUEST IN WRITING AND WITHOUT CHARGE THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF ITS SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES. THE BOARD OF DIRECTORS OF THE COMPANY HAS THE AUTHORITY TO DETERMINE VARIATIONS IN THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS FOR ONE OR MORE SERIES OF PREFERRED STOCK BEFORE THE ISSUANCE OF ANY SHARES OF THAT SERIES.

                  This certificate also evidences and entitles the holder hereof to certain Class A Rights as set forth in the Rights Agreement (the "Rights Agreement"), between Travelers Property Casualty Corp. (the "Company") and EquiServe Trust Company, N.A. (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Class A Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Class A Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                  Keep this certificate in a safe place. If it is lost, stolen or destroyed the Company will require a bond of indemnity as a condition to the issuance of a replacement certificate.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           - as tenants in common

TEN ENT           - as tenants by the entireties
JT TEN            - as joint tenants with right of survivorship
                    and not as tenants in common

UNIF GIFT MIN ACT - . . . . . . . .Custodian . . . . . . . .
                       (Cust)                      (Minor)

              under Uniform Gifts to Minors
              Act .  .  . .  .  .  .  .  .  .  .  .  .  .  .
                       (State)


Additional abbreviations may also be used though not in the above list.



             FOR VALUE RECEIVED
             THE UNDERSIGNED
             HEREBY SELL, ASSIGN
             AND TRANSFER UNTO


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             Please print or typewrite name and address including
             postal zip code of assignee

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             Please insert social security or other identifying number of assignee


                                                                          SHARES
             -------------------------------------------------------------------
             OF THE CAPITAL STOCK
             REPRESENTED BY THE WITHIN
             CERTIFICATE, AND DO HEREBY
             IRREVOCABLY CONSTITUTE
             AND APPOINT
                                                                        ATTORNEY
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             TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED COMPANY
             WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


             Dated
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             X
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             Notice:  The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.



SIGNATURE(S) GUARANTEED:
                         -------------------------------------------------------
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.







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
                           AMERICAN BANK NOTE COMPANY                            PRODUCTION COORDINATOR: SUE MCNAMEE: 215-764-8613
                             55TH AND SANSOM STREET                                            PROOF OF MARCH 15, 2002
                             PHILADELPHIA, PA 19139                                       TRAVELERS PROPERTY CASUALTY CORP.
                                 (215) 764-8600                                                      H 72235 BK
          SALES: D. BURNS/ R. JOHNS: 617-786-7600 / 212-269-0339 X-13                         OPERATOR:          JW/EG
                      /HOME 23/LIVE JOBS/T/TRAVELERS 72235                                             REV. 3
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